Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation of our report dated February 4, 2003 (except for Note 10 fifth paragraph and Note 12 second paragraph as to which the date is March 20, 2003, and for Note 13 as to which the date is December 21, 2004) included in this Form 10-KSB/A, into Granite City Food & Brewery Ltd.’s previously filed Registration Statement File Nos. 333-93459, 333-40552, 333-87270, 333-99877, 333-104861, 333-104862, 333-114619, 333-119768 and 333-120434.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer Ltd.

December 21, 2004
Minneapolis, Minnesota